Return to 10Q

Exhibit 32.1
Certification Pursuant to
Section 1350 of chapter 63 of Title 18 of the United States Code

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of I.C. Isaacs & Company, Inc. (“Isaacs”), that, to his knowledge, the Quarterly Report of Isaacs on Form 10-Q for the quarter ended September 30, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Isaacs.

Dated: Dated:November 14, 2006                                             /s/ Peter J. Rizzo
                                                                                                               Peter J. Rizzo, Chief Executive Officer

 Pe
                       /s/ Gregg A. Holst
                          Gregg A. Holst, Chief Financial Officer